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                           BELL ATLANTIC MOBILE, INC.
                           180 WASHINGTON VALLEY ROAD
                              BEDMINSTER, NJ 07921

                                   May 1, 2003

Crown Atlantic Holding Company LLC
CCA Investment Corp.
Crown Castle International Corp.
c/o Crown Castle International Corp.
510 Bering Drive, Suite 500
Houston, TX 77057

Attention:     John P. Kelly
               President and Chief Executive Officer

Re: REDEMPTION AGREEMENT DATED AS OF MAY 1, 2003 BETWEEN CROWN ATLANTIC HOLDING COMPANY LLC AND BELL ATLANTIC MOBILE, INC.

Gentlemen/Ladies:

Pursuant to the Formation Agreement dated December 8, 1998, as amended (the "Formation Agreement"), relating to the formation of Crown Atlantic Company LLC, Crown Atlantic Holding Sub LLC and Crown Atlantic Holding Company LLC, Crown Castle International Corp., a Delaware corporation ("Bidder") granted to Cellco Partnership, a Delaware general partnership ("Cellco"), and Cellco's successors and assigns, certain registration rights set forth in Exhibit 9.8 to the Formation Agreement. Pursuant to the provisions of the Redemption Agreement dated May 1, 2003 (the "Redemption Agreement") between Crown Atlantic Holding Company LLC, a Delaware limited liability company (the "Company"), and Bell Atlantic Mobile, Inc., a Delaware corporation ("BAM"), the Company agreed to redeem on the terms specified therein the Percentage Interest and Membership Interest in the Company held by BAM in consideration of the transfer to BAM by the Company of the CCIC Shares (which include the Bidder Contributed Shares). All capitalized terms that are used in this letter agreement but not defined herein shall have the respective meanings given to them in the Redemption Agreement and, if not defined therein, shall have the respective meanings given to them in the Formation Agreement, including Exhibit 9.8 thereto.

This letter agreement is written to amend the obligations of Bidder to register under the Securities Act the Registrable Shares, including (without limitation) the CCIC Shares, which will be held by BAM upon consummation of the transactions contemplated by the Redemption Agreement.

In this regard, by executing this letter agreement in the appropriate spaces provided below, (i) each of the Company and Bidder shall hereby acknowledge its agreement with the terms of this
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Crown Atlantic Holding Company LLC
CCA Investment Corp.
Crown Castle International Corp.
c/o Crown Castle International Corp.
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letter agreement, (ii) Bidder Member shall hereby acknowledge its consent to the matters contemplated by this letter agreement and (iii) Bidder shall further hereby acknowledge its agreement to perform its obligations under Exhibit 9.8 to the Formation Agreement as such obligations may be amended by the terms of this letter agreement, each of the foregoing as follows:

1. As modified by this letter agreement, the provisions of the Formation Agreement, including (without limitation) Exhibit 9.8 thereto, are and shall remain in full force and effect. Accordingly, except as stated herein, this letter agreement shall have no effect on the registration rights and obligations of the applicable parties set forth in Exhibit 9.8 to the Formation Agreement.

2. As the successor in interest to Cellco in respect of the Redeemed Interest, BAM shall accede to all rights and benefits conferred upon Cellco under Exhibit 9.8 to the Formation Agreement (as modified by this letter agreement) in respect of the CCIC Shares assigned and transferred to BAM by the Company pursuant to the Redemption Agreement in consideration of the Redeemed Interest.

3. The term "Registrable Shares" shall include the CCIC Shares (which include the Bidder Contributed Shares).

4. Upon consummation of the transactions contemplated by the Redemption Agreement, there will be no holders of Registrable Shares other than BAM. BAM shall have the right to transfer all or part of the CCIC Shares (which include the Bidder Contributed Shares) to one or more of its affiliates. In addition, each holder of Registrable Shares shall have the right to sell or otherwise transfer to one or more non-affiliated Persons all or a portion of such holder's Registrable Shares in one or more transactions at any time and from time to time. The rights of BAM under Exhibit 9.8 to the Formation Agreement shall inure to the benefit of each transferee (including, without limitation, transferees that are and are not affiliates of BAM) that is the holder, and each group of transferees (comprised of any mix of BAM, transferees that are affiliates of BAM, and transferees that are not affiliates of BAM) that collectively are the holders, of 2,000,000 or more Registrable Shares. Further, the rights of BAM under Exhibit 9.8 to the Formation Agreement shall inure to the benefit of each transferee that is an affiliate of BAM that is the holder of less than 2,000,000 Registrable Shares provided that, in exercising any such rights or availing itself of the benefit of any such rights, such transferee shall be obligated to include the balance of the Registrable Shares held by such transferee.

5. Section 3(a) of Exhibit 9.8 to the Formation Agreement is hereby revised and restated in its entirety as follows:

            The holders of at least half of the Registrable Shares at any time after the date of the Agreement and prior to the time Bidder is eligible to file a registration


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Crown Atlantic Holding Company LLC
CCA Investment Corp.
Crown Castle International Corp.
c/o Crown Castle International Corp.
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            statement on Form S-3 or similar short-form registration, may request Bidder to register under the Securities Act all or a portion of the Registrable Shares held by them for sale in the manner specified in such notice, provided that, subject to Section 3(c), no such request may be may made more than once every nine months. Notwithstanding anything to the contrary herein, no request may be made under this Section 3 within 90 days after the effective date of a registration statement filed by Bidder covering a firm commitment underwritten public offering in which the holders of Registrable Shares shall have been entitled to join pursuant to Section 2 and in which there shall have been effectively registered all Registrable Shares as to which registration shall have been requested. Notwithstanding the foregoing, in the event Bidder is entitled to use Form S-3 or similar short-form registration but later is unable to do so, then the holders shall be eligible to exercise their demand rights under this Section 3(a) until such time as Bidder is again entitled to use Form S-3 or similar short-form registration.

6. Bidder and the Company hereby represent and warrant to BAM as of the date of this letter agreement that (a) Bidder meets the eligibility requirements for the use of Form S-3 set forth in General Instruction I.A. to Form S-3 under the Securities Act and (b) registration under the Securities Act of the sale of the Registrable Securities by the holders thereof meets the transaction requirements for the use of Form S-3 set forth in General Instruction I.B.3. to Form S-3 under the Securities Act. Bidder and the Company hereby represent and warrant to BAM that as of the date of this letter agreement neither Bidder nor the Company is aware of any reason why the representations and warranties in the preceding sentence will not continue to be true as of the dates that Bidder files the Designated Registration Statement (defined below) with the SEC and the Designated Registration Statement becomes effective.

7. Section 4(a) of Exhibit 9.8 to the Formation Agreement is hereby revised and restated in its entirety as follows:

            The holders of Registrable Shares may request at any time that Bidder file a registration statement on Form S-3 or any successor form thereto for a public offering of all or a portion of the Registrable Shares, provided that Bidder is a registrant entitled to use Form S-3 or any successor thereto to register such Registrable Shares. Promptly following receipt of any notice under this Section 4, Bidder shall use its best efforts to register under the Securities Act on Form S-3 or any successor form thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Shares specified in such notice. Whenever Bidder is required by this Section 4 to use its best efforts to effect the registration of Registrable Shares, each of the procedures and requirements of Sections 4 and 5 shall apply to such registration.

8. Section 4(b) of Exhibit 9.8 to the Formation Agreement is hereby revised and restated in its entirety as follows:


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Crown Atlantic Holding Company LLC
CCA Investment Corp.
Crown Castle International Corp.
c/o Crown Castle International Corp.
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            Bidder shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Bidder's securities to be sold by any person (other than Bidder) having registration rights with respect to Bidder's securities entitling such person as of the date of this letter agreement to have its shares of Bidder's securities so registered, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Shares to be sold, in which case, the number of shares to be sold shall be reduced as follows: First, the shares of Bidder's securities requested to be registered by shareholders with "piggyback" or similar registration rights entitling such shareholders, prior to the date of this letter agreement, to have their shares of Bidder's securities so registered (other than any holder of Registrable Shares making demand for its shares of Bidder's securities to be so included in such registration statement) shall be reduced at the direction of Bidder in accordance with the opinions of the underwriters participating in the public offering. In the event the number of shares requested to be registered after such reduction shall still be in excess of the number of shares recommended to be registered by the underwriters, then the number of shares shall be reduced among the requesting Stockholders (if and only to the extent that such Stockholders have the right to make such request on the date of this letter agreement) in accordance with Article IV of the Stockholders Agreement. In the event that the number of shares requested to be registered after such reduction shall still be in excess of the number of shares requested to be registered by the underwriters, then the number of shares of Registrable Shares shall be reduced pro rata according to the number of shares requested by each such holder to be registered.

9. The language contained in Section 5(i) of Exhibit 9.8 to the Formation Agreement that states, "for one hundred and eighty (180) days," is hereby deleted and replaced in its entirety with "until all Registrable Shares included in such registration statement have been sold in one or more of transactions of the type contemplated by such registration statement, provided, the requirement shall terminate upon the Registrable Shares becoming eligible for disposition pursuant to Rule 144 of the Securities Act of 1933, as amended, so long as all of the Registrable Shares held by each holder may be sold during one calendar quarter pursuant to such Rule 144."

10. BAM agrees to limit its sales of Registrable Shares pursuant to an effective registration statement to 300,000 shares (subject to adjustment below) on any trading day, plus for such trading day any additional Registrable Shares sold by BAM in one or more privately negotiated or other transactions not involving the sale thereof by BAM in the open market; provided that the aforementioned 300,000-share limitation shall be increased ratably from time to time (a) upon any stock split, stock dividend (other than stock dividends relating to


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Crown Atlantic Holding Company LLC
CCA Investment Corp.
Crown Castle International Corp.
c/o Crown Castle International Corp.
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      existing preferred shares), distribution, reorganization, merger, consolidation, consideration, exchange, recapitalization or other similar event occurring following the date of this letter agreement and (b) upon any subsequent issuance of shares of common stock of Bidder.

Notwithstanding the above, the 300,000 share per trading day limitation shall increase as follows:

            (i) to 400,000 shares per day if the Designated Registration Statement is declared effective after August 1, 2003;

            (ii) to 500,000 shares per day if the Designated Registration Statement is declared effective after September 1, 2003; and

            (iii) to an unlimited number if the Designated Registration Statement is declared effective after September 15, 2003.

11. In addition to the foregoing, this letter shall serve as a request by BAM, as a holder of Registrable Shares, in accordance with Section 4 of Exhibit
      9.8 to the Formation Agreement that Bidder file a registration statement (the "Designated Registration Statement") on Form S-3 to register for sale in one or more public, private, negotiated and other transactions from time to time all of the Registrable Shares held by BAM upon the consummation of the transactions contemplated by the Redemption Agreement. Additional information contemplated by such Section 4 shall be provided to Bidder under separate cover. Bidder hereby agrees that it shall prepare and file the Designated Registration Statement with the SEC as soon as practicable but in no event later than July 1, 2003.

12. Anything to the contrary notwithstanding, nothing herein or in the Formation Agreement, including (without limitation) Exhibit 9.8 thereto, shall be deemed to limit or restrict in any manner any other rights or remedies that any party may have against any other party at law, in equity or otherwise, in connection with the failure of the other party to perform its obligations under this Agreement or to observe the provisions of this Agreement. No such right or remedy pursued by a party is intended to be exclusive of any other such right or remedy, and each and every such right and remedy available to a party shall be cumulative and shall be in addition to such other rights and remedies available to such party.

13. Each of Bidder and the Company hereby represents and warrants to BAM, and BAM hereby represents to Bidder and the Company, that this letter agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and general principles of equity.


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Crown Atlantic Holding Company LLC
CCA Investment Corp.
Crown Castle International Corp.
c/o Crown Castle International Corp.
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Please execute one copy of this letter agreement in the appropriate space below and return the executed copy to the undersigned.

Sincerely,

BELL ATLANTIC MOBILE, INC.


By:    /s/ Stephen Heimann
       ---------------------------------------------
       Name:  Stephen Heimann
       Title: Vice President and Assistant Secretary

The undersigned hereby acknowledges its agreement with the terms of this letter agreement.

CROWN ATLANTIC HOLDING COMPANY LLC


By:    /s/ W. Benjamin Moreland                           Date:    May ___, 2003
       ---------------------------------------------
       Name:  W. Benjamin Moreland
       Title: Senior Vice President

The undersigned hereby acknowledges its consent to the matters contemplated by this letter agreement.

CCA INVESTMENT CORP.


By:    /s/ W. Benjamin Moreland                           Date:    May ___, 2003
       ---------------------------------------------
       Name: W. Benjamin Moreland
       Title: Senior Vice President

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Crown Atlantic Holding Company LLC
CCA Investment Corp.
Crown Castle International Corp.
c/o Crown Castle International Corp.
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The undersigned hereby acknowledges its agreement with the terms of this letter agreement, and further agrees to perform its obligations under Exhibit 9.8 of the Formation Agreement as such obligations may be amended by the terms of this letter agreement.

CROWN CASTLE INTERNATIONAL CORP.


By:    /s/ W. Benjamin Moreland                           Date:    May __, 2003
       ---------------------------------------------
       Name: W. Benjamin Moreland
       Title: Senior Vice President


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